                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                              ---------------------

                          Date of report: May 19, 2000
                        (Date of earliest event reported)



                                 LEARNCOM, INC.
             (Exact name of Registrant as specified in its charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


                     0-29379                       87-0622927
              (Commission File No.)             (I.R.S. Employer
                                               Identification No.)


                              720 Industrial Drive
                           Bensenville, Illinois 60106
               (Address of principal executive offices; zip code)

                                 (630) 227-1080
              (Registrant's telephone number, including area code)


                               525 South 300 East
                           Salt Lake City, Utah 84111
         (Former name or former address, if changed since last report)


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 Item 1.    Changes in Control of Registrant.

      (a) On May 19, 2000, LearnCom, Inc. a Nevada corporation, (the "Registrant"), LeanCom, Inc., an Illinois corporation ("LC Illinois"), and the stockholders of LC Illinois (the "LC Illinois Stockholders") executed an Agreement and Plan of Reorganization (the "Plan"), whereby the Registrant acquired 100% of the LC Stockholders in exchange for 500,000,000 shares of common stock of the Registrant, which shares represented approximately 66% of the outstanding shares of common stock of the Registrant after giving effect to the transaction.

      The source of the consideration used by the LC Illinois Stockholders to acquire their respective interests in the Registrant was the exchange of all of the issued and outstanding equity securities of LC Illinois in accordance with the Plan.

      The Plan provided for:

      1. The acquisition of 100% of the outstanding equity securities of LC Illinois;

      2. The issuance and exchange of 500,000,000 shares of the Registrant's common stock for the outstanding common stock of LC Illinois, which shares of common stock of the Registrant were "restricted securities" under the Securities Act of 1933, as amended;

      3. The resignation of Ariika Mason and Brett Mayer as the sole directors and executive officers of the Registrant;

      4. The election of Denis Armand Mola, Lloyd W. Singer, Dr. Paul Selden and Robert R. Redwitz to the Board of Directors of the Registrant;

      Prior to the completion of the Plan, there were 257,500,000 outstanding shares of common stock of the Registrant. Giving effect to the issuance of the shares of common stock pursuant to the Plan, at June 1, 2000 there were 757,500,000 issued and outstanding shares of common stock of the Registrant.

      (b) The following table contains information as of June 1, 2000 regarding share holdings of the Registrant's directors and executive officers and those persons or entities who beneficially own more than five percent (5%) of the Registrant's common stock, taking into account the issuance of all shares under the Plan:


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                                           Shares of Common Stock
                                         Owned Prior to Offering(1)
                                         --------------------------
           Name and Address                 Amount             %
    -----------------------------        --------------    --------

David Doerge........................     257,404,850(2)      34.0%
Doerge Capital Management
30 S. Wacker Drive
Chicago, Illinois  60606

                                          99,393,952(3)
Denis Armand Mola...................                         13.1
980 N. Michigan Avenue
Chicago, Illinois  06011

                                          75,469,620(4)
Lloyd W. Singer.....................                          9.7
3 Bristol Court
Lincolnshire, Illinois  60069

Dr. Paul Selden.....................      35,715,802(5)       4.7
1235 Maple Avenue
Evanston, Illinois  60602

Robert R. Redwitz...................      17,330,227(6)       2.3
220 Technology Drive
Irvine, California  92618

Directors and executive officers as                          29.0
  a group (four persons)............     227,909,601(7)

------------------

(1) For purposes of this table, information as to the beneficial ownership of shares of Common Stock is determined in accordance with the rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities. Except as otherwise indicated, all shares of the Registrant's Common Stock are beneficially owned, and sole investment and voting power is held, by the person named. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days after the date of this Report. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days after the date of this Report is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of such shares listed beneficially owned does not constitute an admission of beneficial ownership.

(2) Includes 112,136,766 shares owned of record by Doerge LearnCom LP, of which Mr. Doerge is a General Partner, and 61,165,509 shares owned of record by Doerge WingsNet LP, of which Mr. Doerge is a General Partner.

(3) Includes 21,025,644 shares owned of record by Armand Group, Inc., of which Mr. Mola is a General Partner, and 15,291,377 shares owned of record by Armand Video Investors LP, of which Mr. Mola is a General Partner.

(4) Includes 19,174,415 shares issuable upon the exercise of currently exercisable stock options.



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(5) Includes 7,426,754 shares issuable upon the exercise of currently exercisable stock options.

(6) Includes 2,038,850 shares issuable upon the exercise of currently exercisable stock options.

(7) Includes 28,640,019 shares issuable upon the exercise of currently exercisable stock options.


Item 2. Acquisition or Disposition of Assets.

      (a) See Item 1.

      The consideration exchanged under the Plan was negotiated at "arms length" and the Board of Directors of the Registrant used criteria used in similar proposals involving the Registrant in the past, including the relative value of the assets of the Registrant; its present and past business operations; the future potential of LC Illinois; the management of LC Illinois; and the potential benefit to the stockholders of the Registrant. The Board of Directors determined that the consideration for the exchange was reasonable under these circumstances.

      No director, executive officer or controlling person of the Registrant had any direct or indirect interest in LC Illinois prior to the completion of the Plan.

      (b) The Registrant intends to continue the business operations conducted and intended to be conducted by LC Illinois, and which are described under Item 5 below under the caption "Business."

Item 5. Other Events.

      The following sets forth certain information regarding the business and management of the Registrant following the consummation of the transactions contemplated by the Plan.

                                    BUSINESS

      The Registrant is a leading provider of human resource, management and safety training courseware and consulting services to large and small businesses and organizations. The Registrant offers over 500 courses that encompass a wide array of management skills and business topics typically characterized as "soft skills." The Registrant's courseware and consulting services have traditionally been delivered over a variety of channels, including film, videotape, compact disk, textbooks and workbooks, and internal customer workshops. However, the Registrant's strategy is focused on delivering its existing and all newly-produced or acquired training content via a variety of electronic media, including the Internet, organizational intranets, satellites, digital video disk
(DVD) and CD-ROM. In April 2000, the Registrant announced the launch of its "e-learning" sales unit and its first e-learning product, a four-course series titled "Jack Cade's Compliance Toolbox," the first course of which is scheduled for release in September 2000.



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      The Registrant currently provides its courseware and consulting services through the following operating divisions:

            Human Resources Consulting and Training. The Human Resources Division, which is the Registrant's largest operating division, consists of the sexual harassment, diversity and employment law courseware and consulting business of BNA Communications, Inc. ("BNAC"), a former subsidiary of The Bureau of National Affairs ("BNA") that was acquired by the Registrant from BNA on August 30, 1999. BNAC has been the leading provider of modularized, video-supported workshops in the areas of sexual harassment prevention, diversity management and employment law for over 50 years. BNAC also operates a growing consulting business to provide custom, enterprise-wide solutions for major corporations and organizations in these areas. The Human Resources Division provides courseware and consulting for over 90% of the Fortune 1000 organizations.

            Safe Expectations International. The Safe Expectations International Division, which was an operating division of BNAC that was acquired by the Registrant in August 1999, provides courseware and consulting in the area of business and government safety and environmental health, primarily regulatory compliance under the Federal Occupational Safety and Health Act ("OSHA"). The safety training market is growing rapidly to meet the needs of large and small businesses that continue to have compliance issues in meeting an expanding health and safety regulatory environment. The Safe Expectations International Division offers over 100 titles to a broad spectrum of customers.

            Management Development Resources. The Management Development Resources Division was established as the Registrant's initial business unit in January 1999 in connection with the purchase by the Registrant of substantially all of the assets of WingsNet, Inc. (a successor to Video Publishing House, Inc.), a major producer/distributor of video-based training programs since 1986. This Division distributes a line of video-based training and development content for executive and management development that includes well-known business authors, consultants and educators, including Tom Peters, Ken Blanchard, Stephen Covey, Jim Belasco, Warren Bennis, John Kotter and Morris Massey.

      The Registrant believes it is in a unique position to become a significant participant in the e-learning revolution that is currently taking place in the $62.5 billion training industry. The Registrant believes its extensive content library, large customer base and trained sales force, and the value of its 50-year-old BNAC brand name in the marketplace, will provide the Registrant with significant strategic advantages as it seeks to compete in the emerging e-learning market. In addition, unlike most of its competitors that have adopted a strategy of initially building extensive e-commerce and e-learning platforms but have little and, in many cases, only the most basic content to offer their customers, the Registrant has followed a strategy of acquiring a large



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and valuable library of human resource and management compliance training solutions that it believes can quickly be converted to an interactive, feature-rich e-learning format on a cost-effective basis. As the Registrant's more than 30,000 customers develop the technical and broadband capability necessary to utilize e-learning courseware, the Registrant expects to be in a position to meet the e-learning needs of its customers.

Industry Background

      Businesses and other large organizations are facing significant changes in their environments due to increased competition, an increasingly global marketplace and economy, and rapid technological change. To remain competitive in this dynamic business environment, many companies and other large organizations are seeking to increase their competitiveness by implementing educational programs to increase the depth, breadth and timeliness of the skills and knowledge of their managers, employees and customers. As a result, businesses are investing increasing amounts in corporate training and learning programs. In 1997, the Department of Education estimated that businesses in the United States spent almost $55 billion on learning programs. According to Training Magazine, U.S. businesses and governmental organizations spent approximately $62.5 billion on learning and skill training in 1999, of which approximately $15.1 billion was spent on third-party vendors of employee training goods and services. In addition, the American Society for Training and Development estimates that companies with more than 100 employees spent on average approximately 1.8% of their payroll on training in 1999, with technology companies spending at approximately twice that rate. According to Veronis, Suhler & Associates Communications Industry Forecast, outsourced training expenditures have grown at the rate of 8.2% since 1993, and are expected to reach $19.3 billion annually by 2003.

      Businesses and other large organizations are also operating in an increasingly more detailed and complex regulatory environment and are facing more frequent and larger penalties and damage claims for failing to comply with applicable regulatory requirements and governmental mandates. In addition, the diversity movement has grown dramatically over the past decade as both businesses and their customers are populated by employees of all races, color, gender, nationality and sexual preferences. As a result of this movement, senior executives and management level employees now realize that training is one of the keys to the prevention of internal and third-party discrimination and harassment claims, damages and penalties.

      Historically, organizations have addressed their learning and training needs through investments in instructor-led training from external vendors or internal training departments. While most organizations continue to deliver through traditional media (88% provide classroom instruction, 73% employ notebooks and manuals, and 70% use videotape), new interactive electronic media delivered over the Internet are rapidly gaining market share and are expected to be in use by over 50% of organizations providing learning or training courses during the year 2000. The training functions of large organizations are undergoing significant changes, which has resulted in the following trends and results:



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      o  There has been a shift away from stand-up, teacher-centered classroom training to self-paced, PC-based training;

      o Corporations have moved the responsibility for training away from centralized HR/training departments to line managers and content experts;

      o Demand for lower cost, accountability and flexibility is being met with e-learning solutions;

      o The internet is emerging as the dominant delivery channel of the corporate learning market;

      o Learning outcomes are being better matched to the needs of the organization;

      o Learning results are being measured to provide more accurate estimates of return on investment;

      o Corporate universities, emulating the university structure, are now in place in over 1,600 corporations;

      o "Learning organizations" are emerging with lifelong learning goals for all employees and with employees taking greater responsibility for their own development;

      o The Chief Learning Officer is emerging as a top management position in many organizations, replacing the traditional training department within the HR function; and

      o Companies have discovered that employee retention is directly related to employee development, resulting in greater emphasis being placed on training.

      Accordingly, recent studies have demonstrated that the most vigorous growth segment of the learning industry is e-learning. IDC, a Massachusetts-based research firm, recently predicted that the corporate e-learning market will grow to $11.4 billion by 2003, representing a five-year compound annual growth rate of 83%. The principal reasons for this growth include the following:

      o e-learning is less costly than other methods of delivery, and reduces travel, meeting and seminar costs. The Internet also provides inexpensive transmission compared to other delivery alternatives.

      o e-learning reduces the employee downtime and inflexibility of classroom training.

      o Most e-learning courses are segmented into smaller chunks of information, facilitating flexibility and increased productivity. Training can be worked in around regular assignments or at times when employees are less busy.

      o e-learning is more convenient. It can be delivered to the desktop on demand by the learner either on the job or at home.



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      o  e-learning provides more consistency than can be delivered by a team of facilitators of varying skills and motivation.

      o e-learning programs, properly produced and developed, are as effective as facilitated instruction, and in some cases are more effective.

      o e-learning is less intimidating, an important consideration when dealing with sensitive subjects like diversity, sexual harassment and conflict resolution.

      o  Studies show that e-learning increases retention over time.

      o  e-learning expands access to training.

      o e-learning fits the key concept of the learning organizations - employees taking responsibility for their own learning.

      o Organizations can deploy e-learning more quickly to more employees in more places than traditional learning modalities.

Strategy

      The Registrant's goal is to be the leading global provider of human resource, management and safety training courseware and consulting services to large and small businesses, government agencies and educational institutions. Key elements of the Registrant's strategy include the following:

            Initiate and Expand e-Learning Product Offerings. The Registrant intends to offer its first e-learning courseware in September 2000, when it introduces a four-course series titled "Jack Cade's Compliance Toolbox." The Registrant intends to continue to expand its e-learning courseware, initially by e-purposing its existing successful programs and also by developing new programs. In order to minimize risk and maximize revenues, production of all new courses will be completed for as many delivery platforms as possible. Because of the complexity of e-learning, new courses will be scripted and produced for delivery over the Internet first, and then reformatted for DVD, CD-ROM and videotape. The Registrant also intends to continue to work with McLeodUSA and other third-party e-learning solutions providers to expand its e-learning platform in order to provide a more comprehensive solution to its customers.

            Continue to Broaden Product and Service Offerings. The Registrant offers a wide range of courseware offerings and consulting services in the areas of human resources, management and safety training. The Registrant expects to continue to expand the number and types of course offerings in order to provide the most comprehensive, educationally-rich solutions available to its existing customers, as well as to attract new customers. The Registrant intends to identify new product category markets by working with its existing customers and prospective customers to determine additional courses and course materials that



                                       7
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      would be appropriate and by hiring personnel with expertise in a variety of subject or product categories. The Registrant is currently considering additional courseware offerings in the areas of harassment prevention, equal employment opportunity (EEO) and negotiation skills as possible areas for expansion.

            Acquire Complementary Businesses. The Registrant entered the training industry by acquiring the assets of WingsNet, Inc. in January 1999 and acquiring BNAC from BNA in August 1999, and has successfully integrated the operations of these businesses. To enable the Registrant to better serve its customers, the Registrant plans to continue to acquire complementary businesses that will provide the Registrant additional training content, consolidation benefits, cross-selling opportunities and management talent. The Registrant believes the training industry is highly fragmented and that there are many smaller courseware and e-learning providers with successful product offerings that are seeking merger or acquisition partners. The Registrant believes its acquisition strategy will allow it to broaden its product offerings to existing customers, gain new customers, add experienced management, sales and technology personnel and gain access to new technologies for its expansion into e-learning delivery media. The Registrant currently has no commitments or agreements with respect to any acquisition, and intends to analyze potential acquisitions and pursue those opportunities that complement or supplement its business strategy.

            Increase Marketing and Direct Sales Efforts. The Registrant's direct sales organization is primarily organized by operating division. The Registrant intends to leverage its previous customer successes in one of its operating divisions by devoting significant marketing and direct sales resources to cross-market products or consulting services offered by the Registrant's other operating divisions. The Registrant intends to increase the number of its field sales representatives over the next 12 months and to implement cross-marketing initiatives among its operating divisions to increase the likelihood of introducing existing customers to the Registrant's other products and consulting services.

            Foster a Culture of Excellence and Customer Service. The Registrant intends to continue to employ rigorous recruiting, training and evaluation practices to help it attract and retain employees who dedicate themselves to delivering outstanding products and consulting services to its customers. The Registrant has emphasized the creation of an environment of excellence and customer service, and believes its commitment to excellence has led and will continue to lead to new customer referrals from satisfied customers that have used the Registrant's courses, products and consulting services.

Content and Courses

      The Registrant currently provides its courseware and consulting services through the following operating divisions:



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      Human Resources Consulting and Training. The Human Resources Division,
which is the Registrant's largest division, is responsible for the product development, marketing and sales of BNAC's sexual harassment prevention, diversity and employment law courseware and consulting services. Approximately 60 titles, many of which are major award winners, provide the product backbone of this division. Of these proprietary sources, seven have achieved sales of more than $1 million and four have achieved sales of more than $4 million.

      In contrast to most of the human resources and management video market, the Registrant's human resources, diversity and employment law titles are licensed to customers on a per head basis. The Registrant believes this pricing model has increased orders from customers and revenues per title. In addition, the Registrant believes this pricing model is largely responsible for increasing the revenues per salesperson in this division, which over the past four years have averaged $408,000 per year as compared to an industry average of approximately $275,000 per year.

      Virtually all of the courseware titles offered by this division are exclusive to the Registrant and are not available to agents or sub-distributors in the U.S. market. Since 1994, BNAC has released 20 human resource programs (46 modules). The Registrant believes the courses offered by this division are superior to most offered by its competitors, and many of these courses have won major industry awards, including the following:

      o Diverse Communications: Investing in Relationships, Top 10 Training Products of 1999, Human Resource Executive Magazine; CINE Golden Eagle Award, 1999

      o Jack Cade's Nightmare III: Caught in the Crossfire (Introductory Guide to Performance Management), CINDY Silver Award, 1999

      o Respect vs. Harassment, Top 10 Training Products of 1998, Human Resource Executive Magazine

      o Sexual Harassment Plain and Simple, INTERCOM International Film and Video Festival Gold Plaque Award, 1995

      o  Brainwaves, Chicago International Film Festival, Intercom, 1995

      o The Cost of Intolerance, Chicago International Film Festival, Intercom, 1994

      o  A Winning Balance, Telly Award, 1994; CINE, Golden Eagle Award, 1993

      Under the leadership of Julie Pierce Williams, a noted author, speaker and consultant on human resource matters, the Human Resources Division provides comprehensive consulting services for larger organizations that are seeking turnkey solutions, including the following:

      o Executive Consulting: Meeting with top-level managers, consultants discuss organizational challenges and clearly define needs based on the



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         business case. This lays the groundwork for enterprise-wide solutions in all EEOC subject areas with the commitment of top management.

      o Training Audits: Consultants develops and conduct surveys and focus groups to determine the types of training experiences that will maximize organizational benefits.

      o Strategy Planning/Needs Analysis: Consultants provide thorough assessments regarding organization focus, issues and culture and develop unique plans that address specific strategic, operational and budgetary concerns. The Registrant's assessment tools help organizations differentiate training needs from organizational issues.

      o Custom Program Development: The Registrant provides customization services that increase the relevance of training and help insure training success. Custom programs can range from materials and exercises developed to address customer's workplace specifics to videos shot on location using an organization's own employees.

      o On-Site Implementation/Pilot Sessions: The Registrant conducts high-impact, respectful and organizationally-challenging seminars at customer locations. Each facilitator conducts participative programs/workshops in an atmosphere that is sensitive to individual differences. Pilot sessions allow customers to test program content, focus and credibility.

      o Award-winning Training Programs/Resources: A key part of most consulting engagements is the Registrant's proprietary, award-winning courseware resources that are licensed by customers for enterprise-wide utilization. The availability of this courseware is one of the Registrant's principal competitive advantages in the marketplace.

      o Train-the-Trainer Workshops: Consultants coach corporate trainers, assist in developing techniques for delivering the programs and offer advice on methods to overcome resistance to sensitive topics. Train-the-trainer services include instructor certifications.

      o Evaluation and Analysis: The Registrant creates and builds evaluation and analysis measurements into its training programs. Measurements are based on feedback from training participants and longer-term attitudinal surveys.

The Registrant is in the process of expanding the scope of its consulting services to include other categories of consulting and training, including leadership, management and communications skills and the skills of negotiation.

      Safe Expectations International. The Safe Expectations International Division, which was purchased by the Registrant as part of the BNAC acquisition, has over 100 high quality courses targeted at the needs of both large and smaller organizations. Driven largely by the large and complex regulatory environment underlying the Federal Occupational Safety and Health Act



                                       10
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(OSHA), the safety training market is relatively large and very competitive. The
Registrant is seeking to aggressively grow this division through third-party partnerships or strategic alliances and through acquisitions. As a result, many of the courses offered by this division have been produced by third parties and are offered by the Registrant on a non-exclusive basis under royalty arrangements.

      Since 1994, BNAC has released 27 safety programs (66 modules), of which 24 are available on CD-ROM and will be re-released as part of the Registrant's e-learning initiative. The Registrant's most recent release, Safety Lotto, uses a humorous game show format to point out the hazards created by mental lapses on and off the job. This title had sales in excess of $10,000 in its first month of release.

      The Registrant is working to develop a custom production capability and consulting program for this division similar to that of the Human Resources Division in an effort to increase revenues, improve operating margins and offer a more complete service to the customers of this Division. The Safe Expectations International Division is currently in negotiations with a large governmental agency to produce a customer safety program. This consulting program is expected to commence during the fourth quarter of fiscal 2000.

      Management Development Resources. The Management Development Resources Division, which commenced operations in January 1999 in connection with the purchase of the operating assets of WingsNet, has over 300 titles that provide high quality proprietary and distributed video-based training and development content for executive and management development. Many of the titles offered by this division feature well-known business authors, consultants, educators and thought leaders, including Tom Peters, Ken Blanchard, Stephen Covey, Jim Belasco, Warren Bennis, John Kotter and Morris Massey. A typical video sells for approximately $600.

      The Management Development Resources Division sells its products primarily through its own direct telemarketing sales force, as well as through a distributor network of over 100 additional telemarketers. More recent distribution initiatives include the development of trainersgold.com, an Internet catalog that offers a preview of selected videos offered by the Registrant.

      In March 2000, the Management Development Resources Division released a new videotape based on One Minute Manager, the best-selling book by Ken Blanchard that has sold over 10 million copies since its release 18 years ago. Revenues from the videotape, The Story of a New One Minute Manager, exceeded $40,000 for the first two months of its release, and the Registrant expects this title to be a training industry best seller.

e-Learning Initiative

      The Registrant has examined dozens of programs designed for e-learning. Most to date are what are derisively called "page turners"... uninteresting programs with heavy reading requirements, little interactivity and poor use of the Internet's graphical interface. In general,



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they are text-based workbooks that have been ported to the Internet. The result is low cost delivery, but virtually ineffective learning methodology. Students rarely finish the courses, finding the materials boring and the presentation tiring.

      The Registrant's e-learning strategy is video-centric. Studies have shown that compelling content is critical in capturing and holding the attention of the computer learner. The Registrant's objective is not just to sign up learners
- but to provide an interesting and engaging video based learning experience that encourages successful completion of course materials with a high level of retention. This will be particularly true as the workforce fills up with a younger generation reared on television, VCRs, DVDs, videos and computer games.

      e-Learning Resources. The Registrant's e-learning courseware will come from three sources:

    Sources          Process         Cost        Advantages      Disadvantages
--------------------------------------------------------------------------------
E-Purposing      Partnering      Out of       Speed to market,  Double
                 with existing   pocket       lowest risk,      royalties,
                 producers to    costs plus   dealing with      possible market
                 convert         override     best sellers.     saturation with
                 existing        royalties.                     some companies
                 best-sellers                                   already using
                 for e-learning                                 the video
                 delivery. Full                                 version.
                 conversions
                 with
                 assessments,
                 pre-test,
                 post-test,
                 learning
                 management
                 system, etc.
--------------------------------------------------------------------------------
New Production   Independent     Out of       Product will be   Time
                 producers       pocket plus  uniquely created  Consuming.
                 retained by     single       for the market.   High front end
                 the Registrant  royalties.   New titles        costs. Riskier.
                 will create                  usually sell
                 new                          well. More
                 multi-platform               creative freedom.
                 courses (see
                 below).
--------------------------------------------------------------------------------
Acquisition of   Aggregate       Lowest       Speed to market.  Usually
Existing Titles  content from    cost. Often  Fill in gaps in   non-exclusive
                 producers       royalties    product line.     deals. Dilutes
                 willing to use  only                           the idea of
                 distributors.   (variable                      single source
                                 cost).                         for proprietary
                                                                products.


      The Registrant's first e-learning product will be a four-course series titled "Jack Cade's Compliance Toolbox," the first course of which is scheduled to be released in September 2000. The main content of the course will be dramatized video showing Jack Cade's propensity for making potentially costly employment law errors on the job. It deals with a family of critical issues that apply to virtually all management personnel, including possible violations of various federal laws, such as Title VII, the Fair Employment Act, the Americans with Disabilities Act, OSHA and the National Labor Relations Act. The three initial courses will cover an introduction to employment law issues, sexual harassment and a general performance management course that addresses hiring, promotion and termination practices, as well as performance appraisals. All courses will be closely based on the existing video courses, although new video materials will be added to balance Jack's inept supervisory skills with modeling of appropriate behavior and answers to online test questions.

      The Jack Cade series was chosen as the Registrant's initial e-learning product because of its superior quality and outstanding success to date. Total sales of Jack Cade branded courseware

(series of three courses) since inception exceed $10 million. The Registrant believes the Jack Cade brand has high recognition in training circles, and that customers will feel comfortable that they are receiving high quality over this new delivery medium.

      Production Methodology. Although the Registrant will start with e-purposing existing successful programs, it also intends to develop new programs. In order to minimize risk and maximize revenues, production of all new courses will be completed for as many delivery platforms as possible. Because of the complexity of e-learning, new courses will be scripted and produced for the Internet first, and then reformatted for DVD, CD-ROM and videotape. All new programming will be completed with the following modalities in mind:

      o Individual, self-paced learning: This is the basic learning mode for which the Registrant will design its e-learning courseware. It is assumed the personal computer will be the instrument of choice for most e-learning customers. As a result, all images initially will be based on 14" PC screen size. Likewise, DVD and CD-ROM versions will focus on this mode.

      o Group instruction: Derivative videotapes will be designed for use in classroom settings, usually with a facilitator in charge.

      o EPSS (Electronic Performance Support Systems). These are job aids or problem solvers as compared to traditional full-length training productions. With over 500 videotapes and its new production capabilities, the Registrant believes it is well positioned to develop a family of digital problem solvers utilizing footage and/or scripts from existing courseware.

      The delivery of e-learning courses can be handled via three major alternatives - all using standard web-browsers:

--------------------------------------------------------------------------------
System Alternatives    Server Location       Advantages         Disadvantages
--------------------------------------------------------------------------------

Internet             Generic service     Customer up and     Customers have
                     hosted by           running quickly.    firewall/security
                     McLeodUSA.          No administrative   concerns.
                                         overhead. No need
                                         to integrate into
                                         existing
                                         infrastructure.
                                         The Registrant
                                         updates and
                                         maintains.
--------------------------------------------------------------------------------
Intranet             On customer         Easiest for         Slow
                     premises.           customers to        implementation.
                                         customize and add   Requires full
                                         their own           cooperation of
                                         courses.            customer IT
                                                             department.
                                                             Upgrades are more
                                                             complex.
--------------------------------------------------------------------------------
Extranet             Customized system   Customer branded.   Firewall issue.
                     hosted by           Ease of adding
                     McLeodUSA.          their own courses.
--------------------------------------------------------------------------------


      The Registrant has entered into an agreement with McLeodUSA, a prominent technology/services provider, for the following key support functions:

      o Providing template - for web-based content development for both Registrant -owned courses as well as self-publishing of customer's own programs.

      o Installation support - assisting customers with the installation and optimization of products and services.

      o Technical Support Hotline - telephone support to customers from 7:30 a.m. to 6:30 p.m., five days per week, with emergency service 24 hours per day, seven days per week.

      o Implementation consulting - assisting customers in planning and implementing their training programs; establishing timetables and success criteria; developing internal marketing programs to maximize use; and developing communications strategies.

      o LMS - Learning management system for registering users, assessing knowledge levels, tracking and reporting on usage of e-learning courseware, controlling security and integrating collaboration tools - chat, threaded discussion, push slides, e-mail, recording test results, live events polling, program control whiteboard and providing tools for updating and changing site.

      o Live Event Capability - McLeodUSA is a prominent provider of live event services using satellite, video streaming and video-conferencing protocols.

      The Registrant expects that courseware selection, design and the executive producer role for the Registrant's initial e-learning products will be the responsibility of Dr. Paul Selden, the Registrant's Chief Technology Officer. The Registrant believes Dr. Selden's experience as an educator, course designer and web developer will provide a firm foundation for the Registrant's development efforts.

      The Registrant will own the copyright or exclusive distribution rights to all new e-learning productions. The Registrant plans to develop six courses in 2000, 12 in 2001 and 24 in 2002. These estimates will be adjusted based on customer response and demand for new titles and opportunities as they develop.

Customers

      The Registrant sells or licenses its corporate learning courseware to Fortune 1000 companies and other major U.S. and international organizations in a wide variety of industries, including manufacturing, technology, telecommunications, retail, utilities and financial services, as well as to governmental agencies. The Registrant's courseware and consulting services are also marketed through the Registrant's direct sales force to over 30,000 corporate customers worldwide. No customer accounted for more than 10% of the Registrant's revenues in fiscal 1999 or the first fiscal quarter of 2000.

      The Registrant's customers include the following companies or organizations or their affiliates:

        AT&T                    Hertz Corporation    Philip Morris
        Bayer Corporation       Hughes Aircraft      Prudential Insurance Co.
        Brooklyn Union Gas      Ingram Micro         Square D Corporation
        Dean Witter Reynolds    ITT                  US Postal Service
        Department of Defense   Merrill Lynch        Virginia Power
        Georgia Power           Mobil Oil            Westchester Co. Medical
        General Dynamics        Pathmark Stores        Center

Sales and Marketing

      The Registrant sells its products and consulting services through its direct sales force. As of June 1, 2000, the Registrant's direct sales force consisted of 14 professionals, all of whom were organized by operating division.

      The Registrant's sales professionals typically target their sales efforts at senior purchasing executives or other senior executives within the education and/or compliance department of its potential customer. When a prospective customer is interested in purchasing one or more titles within the Registrant's extensive course offerings, the Registrant will generally provide previews of such titles for the customer's consideration, submit a comprehensive proposal for both training resources and consulting services and, in certain cases involving potentially larger customers, visit the customer for high-level presentations. The Registrant's consultants often participate in the selling process. While the Registrant's consultants are typically independent contractors, their consulting services are generally exclusive to the Registrant. The sales professionals of the Registrant's three operating divisions operate independently. However, the Registrant recently implemented a referral system for its salespeople that rewards a salesperson from one division for a sale made by another division on the basis of such salesperson's referral.

      To support its direct sales organization, the Registrant has devoted significant resources to building strong marketing support. The Registrant's principal marketing objectives are to generate sales leads and increase the market's awareness and accurate perception of the Registrant and its products and consulting services. These efforts are focused on industry advertising, public relations, trade shows, direct mailings and participation in major industry seminars.

      An important part of the Registrant's marketing strategy will also be Internet. The Registrant has initially developed the following corporate websites:

      o lrncom.com (being changed to learncom.net) - a general corporate site currently under development that will offer press releases, officer biographies and hot links to division sites listed below.

      o bnacommunications.net - covers products, services and news from the Registrant's Human Resource Division and the Safe Expectations International Division.

      o trainersgold.com - multifaceted site offering community of interest information for trainers, as well as an online catalog with previews of certain of the Registrant's video products.

      A new site is being developed for e-learning information and cross-promotion of the Registrant's other sites.

      The trainersgold.com website is designed to use technology to simplify the selection, previewing and purchasing process for the Registrant's full line of over 500 training videotapes. When this site is fully operational, full, free previews of each video title will be available online at 56k. Previews can be viewed by prospective customers in the office or at home without the typical two-way shipping of VHS cassettes. Secure online ordering will complete the process in minutes rather than hours. For users wanting the human touch, the Registrant's toll-free 800 number will be provided on all screens. Online chats and threaded discussions are also planned for the site to create a sense of community among professionals utilizing corporate videos for training. Live webcasts (fee-based or free) featuring prominent thought leaders are an option also being developed with McLeodUSA.

      As bandwidth increases, the Registrant plans to migrate trainersgold.com into an e-learning site featuring proprietary titles from each of the Registrant's operating divisions, as well as third party content of exceptional value.

Competition

      The market for business education and training solutions is highly competitive , constantly evolving and subject to rapidly emerging technologies. The market is highly fragmented with no single competitor accounting for a dominant market share. The Registrant competes with providers of traditional classroom instruction, publishing companies and other vendors of textbooks, videotapes, application software and other traditional courseware, training consultants and internal educational and technological personnel of its potential customers. Most recently, the Registrant began experiencing significant increased competition from new companies entering the e-learning market and education platform providers. The Registrant expects the e-learning market to become increasingly competitive due to the low barriers to entry. Increased competition may also develop as a result of consolidation within the industry.

      The Registrant believes the principal competitive factors affecting its marketplace are the depth, breath and variety of content, the ability to offer complete learning solutions, an installed customer base, the size and experience of the sales force offering the courseware, training or consulting, product quality, adaptability and flexibility of the training products offered, price and corporate reputation. Although the Registrant believes that it currently competes favorably with respect to these factors, there can be no assurance that it will be able to maintain its competitive position against current and potential competitors, particularly those with greater financial, technical, sales, marketing, support and other resources or greater name recognition than the Registrant. The Registrant believes its long-term success will depend on its ability to implement and expand its e-learning offerings and to produce and distribute the most extensive and educationally-rich e-learning products in the marketplace. However, the markets for the Registrant's products are still rapidly evolving, and there can be no assurance that the Registrant will be able to compete successfully against current or potential competitors.

      A number of public and private companies currently offer competitive products in the Registrant's target markets. The Registrant believes the primary competitors of its proposed e-learning "soft skill" products will be SmartForce, PLC, SkillSoft Corporation and Ninth House Network. Competition for the large consulting contracts sought by the Registrant's Human Resources Division is vigorous, although the Registrant believes the quality of its consulting services and of its related proprietary library of customizable video-supported courseware provides a significant strategic advantage. The most significant additional competitors for the Registrant's Human Resources Division include J. Howard & Associates, a subsidiary of Provant, Patricia Pope & Associates and Prism Corp. The Registrant believes its Safe Expectations International Division generally competes with a number of larger companies, including Coastal Communications, Summit Training Services, Inc., Comprehensive Loss Management, Inc. and Marcom, Inc. The Registrant's Management Development Resources Division operates in the most competitive end of the softskills training market. This division competes with a large number of distributors that generally sell the same management training titles to a shrinking customer base of corporations and organizations that seek videos as a management training aid. While the Registrant does not expect to eliminate the sale of management training videos, it anticipates that the sales staff for this division will be redeployed over the next three to six months to the Registrant's more profitable human resources, safety training and e-learning units.

Intellectual Property

      The Registrant relies on a combination of copyright, trademark and trade secret laws, confidentiality and nondisclosure agreements and other contractual provisions to establish, maintain and protect its proprietary rights. The Registrant has copyright rights for its proprietary courseware and licenses certain courseware for which the copyrights are owned by others. All courseware is licensed by the Registrant, rather than sold, and the Registrant requires its customers to enter into license agreements, which impose restrictions on their ability to utilize the courseware. The Registrant attempts to protect its trade secrets and other proprietary information through a number of means, including agreements with suppliers, nondisclosure agreements with employees and consultants and other security measures.

      The Registrant intends to rely on outside licensers, primarily McLeodUSA, for technology that will be incorporated into its e-learning courseware products. The Registrant believes, however, that it can obtain replacement or complementary technology from other vendors and may, in the future, develop replacement technology itself.

      Despite the Registrant's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of its products or to obtain and use information that the Registrant regards as proprietary. Policing unauthorized use of the Registrant's products is difficult, and while the Registrant is unable to determine the extent to which piracy or the Registrant's courseware products exists, courseware piracy can be expected to be a persistent problem. In addition, the laws of some foreign countries to not protect the Registrant's proprietary rights to as great an extent as do the laws of the United States. The Registrant's means of protecting its proprietary rights may not be adequate and its competitors may independently develop similar courseware or e-learning technology, duplicate its products or design around its proprietary intellectual property.

Employees

      As of June 1, 2000, the Registrant had 25 full-time employees and three part-time employees, of whom 18 were engaged in marketing and sales, six in management, administration and finance, two in consulting services, and two in warehousing and shipping. None of these employees is covered by any collective bargaining agreements, and to date, the Registrant has not experienced a work stoppage. The Registrant believes its relationship with its employees is good.

Properties

      The Registrant's principal administrative, sales, marketing and warehouse facilities occupy approximately 11,000 square feet of office and warehouse space in Bensenville, Illinois, a suburb of Chicago. The lease for these facilities expires in January 2001. The Registrant also leases sales offices for its Human Resources Division in Silver Spring, Maryland under a lease that expires in December 2004 and for its Safe Expectations International Division in Gaithersburg, Maryland under a lease that expires in October 2002. The Registrant believes its facilities are adequate for its current needs and that suitable additional or substitute space will be available as needed to accommodate expansion of the Registrant's operations.

                                   MANAGEMENT

Officers and Directors

      The following table sets forth certain information with respect to each officer or director of the Registrant.

      Name                  Age           Position
      ----                  ---           --------

      Denis Armand Mola...  53   Chairman of the Board

      Lloyd W. Singer.....  69   Chief Executive Officer, President and
                                    Director

      Dr. Paul Selden.....  51   Chief Operating and Technology Officer
                                    and Director

      Robert R. Redwitz...  54   Acting Chief Financial Officer and
                                    Director
      Dennis Kerrigan.....  53   Vice President and General Manager -
                                    e-Learning

      Name                  Age           Position
      ----                  ---           --------

      Charles J. DeFilippo  39   Vice President and General Manager -
                                   Human Resources and Management Solutions Unit

      Julie Pierce
      Williams............  35   Vice President and General Manager -
                                   Consulting and Training Services

      Judy Forrester......  54   Vice President and General Manager -
                                   Safety and Environmental Health

      Denis Armand Mola. Mr. Mola was a co-founder and Chairman of the Board of LearnCom, and became Chairman of the Board of the Registrant upon consummation of the Plan. Since 1976, Mr. Mola has been a Managing Director of The Armand Group, an investment banking firm with offices in Chicago, Brussels, Belgium and New York City, of which Mr. Mola was the founder. Mr. Mola has a B.A. in Economics from St. John's University and an MBA in Finance from Fordham University.

      Lloyd W. Singer. Mr. Singer was a co-founder and the Chief Executive Officer and President of LearnCom, and became Chief Executive Officer and President of the Registrant upon consummation of the Plan. Prior to founding LearnCom in September 1998, Mr. Singer was from January 1997 to December 1998, Chief Operating Officer of WingsNet, Inc., a producer/distributor of video-based training programs that filed an assignment for the benefit of creditors under the laws of the State of Illinois in November 1998. From 1994 to December 1996, Mr. Singer was the founder and Chief Executive Officer of Media Alliance, Ltd., a designer and distributor of CD-ROM database and learning products that was sold to WingsNet, Inc. in January 1997. Mr. Singer has over 40 years of experience in the electronics, training and publishing industries. Mr. Singer has a B.A. and a B.S. in Industrial Engineering from Columbia College and Columbia Engineering School, respectively. Mr. Singer is the father-in-law of Dr. Selden.

      Dr. Paul Selden. Dr. Selden was Chief Operating and Technology Officer of LearnCom, and became Chief Operating and Technology Officer of the Registrant upon consummation of the Plan. Prior to founding LearnCom in September 1998, Dr. Selden was from January 1997 to December 1998, Chief Technology Officer of WingsNet, Inc., a producer/distributor of video-based training programs that filed an assignment for the benefit of creditors under the laws of the State of Illinois in November 1998. From 1994 to December 1996, Dr. Selden was the Chief Technology Officer of Media Alliance, Ltd., a designer and distributor of CD-ROM database and learning products that was sold to WingsNet, Inc. in January 1997. Dr. Selden has a B.A. from Yale University and a Ph.D. in Social Ethics from The University of Southern California. Dr. Selden is the son-in-law of Mr. Singer.

      Robert R. Redwitz. Mr. Redwitz was the acting Chief Financial Officer and a director of LearnCom, and became the acting Chief Financial Officer and a director of the Registrant upon consummation of the Plan. Since 1995, Mr. Redwitz has been the founding and managing partner of Robert R. Redwitz & Co., certified public accountants and consultants, and since 1997, Mr. Redwitz has also been the founding member of The GDR Group, LLC, a company that specializes in computer systems design, software and hardware sourcing, and web page development. Mr. Redwitz was a founder and financial advisor to WingsNet, Inc., the assets of which were acquired by LearnCom in January 1999. Mr. Redwitz is a graduate of St. John's Seminary College with a B.A. in Philosophy and has a B.S. in Accounting from the University of Southern California in Los Angeles.

      Dennis Kerrigan. Mr. Kerrigan joined LearnCom as Vice President and General Manager - Management Development Resources Unit in January 1999 and became Vice President and General Manager - e-Learning of the Registrant in May 2000. Prior to joining LearnCom, Mr. Kerrigan was from August 1997 to January 1999, Vice President of Sales of WingsNet, Inc. From 1992 to 1996, Mr. Kerrigan was the Vice President of Sales for Distance Learning Associates. Mr. Kerrigan has a B.B.A. from Notre Dame University.

      Charles J. DeFilippo. Mr. DeFilippo joined LearnCom as Vice President and General Manager - Human Resources and Management Solutions Unit in September 1999, and retained that position with the Registrant upon consummation of the Plan. Prior to joining LearnCom, Mr. DeFilippo served for over ten years in various positions with BNAC prior to its acquisition by LearnCom, most recently as Vice President - Sales. Mr. DeFilippo has a B.S. from Indiana University of Pennsylvania and is currently enrolled in the M.B.A. program at Johns Hopkins University.

      Julie Pierce Williams. Ms. Williams joined LearnCom as Vice President and General Manager - Consulting and Training Services in September 1999, and retained that position with the Registrant upon consummation of the Plan. Prior to joining LearnCom, Ms. Williams was, since 1996, Manager of Training and Consulting of BNAC. Ms. Williams has a B.A. from Clark University and an M.A. in Psychological Counseling from Columbia University.

      Judy Forrester. Ms. Forrester joined LearnCom as Vice President and General Manager - Safety and Environmental Health in September 1999, and retained that position with the Registrant in connection with the Reorganization. Prior to joining LearnCom, Ms. Forrester was, since 1994, Manager of Business Development for the Environmental, Safety and Health Division of BNAC.

Executive Compensation

      The table below sets forth the compensation earned for services rendered to the Registrant in all capacities for the fiscal year ended December 31, 1999 by the Registrant's executive officers.


                                                                                     Long-Term
                                                                                   Compensation
                                                                                      Awards
                                                                                      ------
                                                     Annual Compensation            Securities
                                                    ----------------------          Underlying          All Other
          Name and Principal Position               Salary           Bonus          Options (#)       Compensation
          ---------------------------               ------           -----          -----------       ------------

Lloyd W. Singer..............................     $78,000            $  --          28,761,624            $ --
  President and Chief Executive


                                                                                     Long-Term
                                                                                   Compensation
                                                                                      Awards
                                                                                      ------
                                                     Annual Compensation            Securities
                                                    ----------------------          Underlying          All Other
          Name and Principal Position               Salary           Bonus          Options (#)       Compensation
          ---------------------------               ------           -----          -----------       ------------

Dr. Paul Selden..............................     $59,000            $  --          11,140,132              --
  Chief Operating and Technology Officer

      Option Grants During Last Fiscal Year. In fiscal 1999, the Registrant granted options to purchase up to an aggregate of 65,482,045 shares to employees, directors and consultants. All options were granted at exercise prices that the Board of Directors believed to be equal to the fair market value of the Common Stock on the date of grant. All options have a term of ten years (five years in the case of Mr. Singer). Optionees may pay the exercise price by cash or certified check. Option shares generally vest over three years, with one-third of the option shares vesting on each of the first three anniversaries of the date of the option grant. The options granted to Mr. Singer and Dr. Selden vest in three equal installments, with one-third vesting on the date of grant, one-third vesting on January 1, 2000 and the balance vesting on January 1, 2001.

      The following table sets forth certain information with respect to stock options granted to each of the Registrant's executive officers in fiscal 1999.

                                                                 Percent of
                                                                    Total
                                                Number of          Options
                                                Securities       Granted to
                                                Underlying        Employees
                                                 Options           In Last           Exercise          Expiration
                                                 Granted         Fiscal Year          Price               Date
                                                 -------         -----------          -----               ----

                   Name
                   ----

Lloyd W. Singer...........................      28,761,624          43.92%          $0.007553           8/16/04
Dr. Paul Selden...........................      11,140,132          17.01%          $0.006867           8/16/09


Directors' Compensation

      The Registrant's directors are reimbursed for expenses incurred in attending meetings of the Board of Directors. Directors generally are not paid any separate fees for serving as directors.

Employment Agreements

      In June 2000, the Registrant entered into three-year employment agreements with Lloyd W. Singer and Paul Selden in an effort to ensure the Registrant of the continued employment of each officer in his current executive position with the Registrant. Under the terms of these agreements, Mr. Singer and Dr. Selden receive base salaries of $125,000 and $100,000, respectively. In their employment agreements, each of Mr. Singer and Dr. Selden has agreed that during the term of his employment agreement and for a period of one year thereafter

(in the event of termination of employment for other than "cause" or "good reason") or two years thereafter (in the event of termination of employment for "cause"), each of them will not, without the prior written consent of the Registrant, compete with the Registrant by engaging in any capacity in any business which is competitive with the business of the Registrant.

Stock Option Plan

      In May 2000, the Registrant adopted the LearnCom, Inc. 2000 Employee Stock Option Plan (the "Option Plan") for the purpose of attracting, retaining and maximizing the performance of executive officers and key employees and consultants, and to enable the Registrant to exchange outstanding employee options of LearnCom for substantially identical options of the Registrant. The Registrant has reserved 102,000,000 shares of Common Stock for issuance under the Option Plan. The Option Plan has a term of ten years. The Option Plan provides for the grant of "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, non-statutory stock options, stock appreciation rights and restricted stock awards. It is contemplated that the Option Plan will eventually be administered by a Compensation Committee of the Board of Directors (the "Compensation Committee"), which Committee has not yet been created. The exercise price for non-statutory stock options may be equal to or more or less than 100 percent of the fair market value of shares of Common Stock on the date of grant. The exercise price for incentive stock options may not be less than 100 percent of the fair market value of shares of Common Stock on the date of grant (110 percent of fair market value in the case of incentive stock options granted to employees who hold more than ten percent of the voting power of the Registrant's issued and outstanding shares of Common Stock).

      Options granted under the Option Plan may not have a term of more than a ten-year period (five years in the case of incentive stock options granted to employees who hold more than ten percent of the voting power of the Registrant's Common Stock) and generally vest over a three-year period. Options generally terminate three months after the optionee's termination of employment by the Registrant for any reason other than death, disability or retirement, and are not transferable by the optionee other than by will or the laws of descent and distribution.

      The Option Plan also provides for grants of stock appreciation rights ("SARs"), which entitle a participant to receive a cash payment, equal to the difference between the fair market value of a share of Common Stock on the exercise date and the exercise price of SAR. The exercise price of any SAR granted under the Option Plan will be determined by the Board of Directors in its discretion at the time of the grant. SARs granted under the Option Plan may not be exercisable for more than a ten year period. SARs generally terminate one month after the grantee's termination of employment by the Registrant for any reason other than death, disability or retirement. Although the Board of Directors has the authority to grant SARs, it does not have any present plans to do so.

      Restricted stock awards, which are grants of shares of Common Stock that are subject to a restricted period during which such shares may not be sold, assigned, transferred, made subject to a gift, or otherwise disposed of, or mortgaged, pledged or otherwise encumbered, may also be made under the Option Plan. The Board of Directors has not granted, and does not have any plans to grant, restricted shares of Common Stock.

      As of the date of this Report, ten-year options to purchase an aggregate of 36,720,421 shares of Common Stock at an exercise price of $.006867 per share have been granted under the Option Plan to 19 employees of the Registrant, five-year options to purchase an aggregate of 28,761,624 shares of Common Stock at an exercise price of $.007553 per share have been granted to one employee of the Registrant and ten-year options to purchase 11,213,678 shares of Common Stock at an exercise price of $.011771 per share have been granted to eight employees of the Registrant.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a)   Financial Statements of Business Acquired.

            Financial statements, if any, required by this item will be filed by amendment not later than August 2, 2000.

      (b)   Pro Forma Financial Information.

            Pro form financial information, if any, required by this item will be filed by amendment not later than August 2, 2000.

      (c)   Exhibits.

            The Registrant hereby furnishes the following exhibit:

            2.1 Agreement and Plan of Reorganization dated as of May 19, 2000 among the Registrant, LearnCom, Inc., an Illinois corporation, and the stockholders of LearnCom, Inc.

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          LEARNCOM, INC.


Date:  June 2, 2000                       By:/s/ Lloyd W. Singer
                                             ---------------------------------
                                             Lloyd W. Singer
                                             Chief Executive Officer